Exhibit 99.1

KPMG Cárdenas Dosal Manuel Avila Camacho 176 Col. Reforma Social 11650 México, D.F.	Teléfono: + 01 (55) 52 46 83 00 www.kpmg.com.mx

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Grupo Vasconia, S. A. B.

We have audited the accompanying consolidated statement of financial position of Grupo Vasconia, S.A.B. and subsidiaries (the “Company”) as of December 31, 2014, and the related consolidated statements of comprehensive income, cash flows and changes in stockholders’ equity for the year ended December 31, 2014. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Grupo Vasconia, S.A.B. and subsidiaries as of December 31, 2014, and the results of their operations and their cash flows for the year ended December 31, 2014, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board (IASB).

International Financial Reporting Standards as issued by the IASB vary in certain significant respects from generally accepted accounting principles in the United States of America. Information relating to the nature and effect of such differences is presented in note 21 to the consolidated financial statements.

The consolidated financial statements of Grupo Vasconia, S.A.B. and subsidiaries as at and for the year ended December 31, 2013 were audited by another auditor who expressed an unmodified opinion on those statements on February 28, 2014.

KPMG CARDENAS DOSAL, S. C.

/s/ Erick G. Aguilar
Erick G. Aguilar
Mexico City
March 9, 2015.

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